                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       SPAN-AMERICA MEDICAL SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                       SPAN-AMERICA MEDICAL SYSTEMS, INC.
                              POST OFFICE BOX 5231
                        GREENVILLE, SOUTH CAROLINA 29606

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                FEBRUARY 1, 2001

                    ----------------------------------------


TO THE SHAREHOLDERS OF SPAN-AMERICA MEDICAL SYSTEMS, INC.

         Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of Span-America Medical Systems, Inc., (the "Company") will be held at the Company's headquarters at 70 Commerce Ctr., Greenville, South Carolina, on February 1, 2001, at 9:00 a.m., for the purpose of considering and acting upon the following matters:

         (1)      the election of three directors;

         (2)      a proposal to approve the 2000 Restricted Stock Plan; and

         (3) the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on December 15, 2000 as the record date for the determination of the shareholders entitled to notice and to vote at the Annual Meeting.

         YOU ARE REQUESTED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. THE PROXY WILL BE RETURNED TO ANY SHAREHOLDER WHO IS PRESENT IN PERSON AND REQUESTS SUCH RETURN.

                                             By Order of the Board of Directors,

                                             /s/ Richard C. Coggins

                                             Richard C. Coggins
                                             Secretary

December 27, 2000
Greenville, South Carolina


                  PLEASE RETURN THE ENCLOSED PROXY IMMEDIATELY

                       SPAN-AMERICA MEDICAL SYSTEMS, INC.
                              POST OFFICE BOX 5231
                        GREENVILLE, SOUTH CAROLINA 29606
                                 (864) 288-8877


                                 PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS
                                FEBRUARY 1, 2001


SOLICITATION OF PROXIES

         This Notice of Annual Meeting, Proxy Statement and Proxy (these "Proxy Materials") are being furnished to shareholders in connection with the solicitation of proxies by the Board of Directors ("the Board") of Span-America Medical Systems, Inc. (the "Company") to be voted at the annual meeting of shareholders (the "Annual Meeting") to be held at 9:00 a.m. on February 1, 2001 at the Company's headquarters at 70 Commerce Center, Greenville, South Carolina. The approximate mailing date of these Proxy Materials is December 29, 2000.

VOTING AT THE ANNUAL MEETING

         Shareholders of record at the close of business on December 15, 2000 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on such record date, there were outstanding 2,503,400 shares of the Company's no par value common stock (the "Common Stock"). The Common Stock is the only class of voting securities of the Company. Holders of shares of Common Stock are entitled to one vote for each share held on December 15, 2000 (the "Record Date") on all matters presented for action by the shareholders. The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company as of the Record Date is necessary to constitute a quorum at the Annual Meeting. All shares represented by valid proxies received prior to the Annual Meeting and not revoked before they are exercised will be voted in accordance with specifications thereon. If no contrary instructions are indicated, all shares represented by a proxy will be voted FOR the election to the Board of Directors of the Nominees described herein, FOR the proposal to approve the 2000 Restricted Stock Plan, and in the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting or any adjournment thereof.

         Shares will be tabulated by inspectors of election appointed by the Company, with the aid of the Company's transfer agent. The inspectors will not be directors or nominees for director. The inspectors shall determine, among other things, the number of shares represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, determine the result, and do such acts as are proper to conduct the election and vote with fairness to all shareholders. Directors are elected by a plurality of votes. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting. In connection with the election of directors, broker non-votes are not counted for purposes of determining the votes cast for directors.

REVOCATION OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by: (i) filing with the secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the secretary of the Company at or before the Annual Meeting; or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Span-America Medical Systems, Inc., Post Office Box 5231, Greenville, South Carolina 29606, Attention:
Secretary.


                              ELECTION OF DIRECTORS

         The number of the Company's directors is currently set at nine persons in accordance with the Company's Articles of Incorporation. As provided in the Company's Articles of Incorporation, the Board is divided into three classes of directors, with each class being comprised of three persons who serve three-year terms. Accordingly, as set forth below, management has nominated Richard C. Coggins, Robert H. Dick, and James D. Ferguson to serve as directors under terms which will expire at the earlier of the 2004 annual meeting of shareholders or when their successors are duly elected.

         Unless authority to vote with respect to the election of one or more nominees is "WITHHELD," it is the intention of the persons named in the accompanying proxy to vote such proxy for the election of the nominees set forth below. All of these nominees are United States citizens. In the event that any of the nominees for director should become unavailable to serve as director, which is not anticipated, the proxy holders named in the accompanying proxy will vote for other persons in their places in accordance with their best judgment. There are no family relationships among the directors and the executive officers of the Company.

         Directors will be elected by a plurality of votes cast at the Annual Meeting. The Company's Articles of Incorporation provide that cumulative voting is not available in the election of directors.

INFORMATION REGARDING NOMINEES FOR DIRECTOR AND CURRENT DIRECTORS

         The following table sets forth the names and ages of the three nominees for director and the directors who are continuing in office, the positions and offices with the Company held by each such person, and the period that each such person has served as a director of the Company.

                                                                        DIRECTOR
NAME                  AGE     POSITION OR OFFICE WITH THE COMPANY         SINCE
----                  ---     -----------------------------------       --------

                Nominees for Director with Terms Expiring in 2004

Richard C. Coggins     43     Director, Chief Financial Officer,          1993
                                VP - Finance and Secretary
Robert H. Dick         57     Director                                    1999
James D. Ferguson      43     Director, President and                     1998
                                Chief Executive Officer

                                                                        DIRECTOR
NAME                        AGE    POSITION OR OFFICE WITH THE COMPANY    SINCE
----                        ---    -----------------------------------  --------

                Continuing Directors with Terms Expiring in 2003

B. Kenneth Bolt             58              Director                      2000
Thomas D. Henrion           58              Director                      1996
Douglas E. Kennemore, M.D.  68              Director                      1975

                Continuing Directors with Terms Expiring in 2002

Thomas F. Grady, Jr.        58              Director                      1975
J. Ernest Lathem, M.D.      67              Director                      1996
James M. Shoemaker, Jr.     68              Director                      1992


BUSINESS EXPERIENCE OF NOMINEES AND DIRECTORS

         Mr. Coggins joined the Company as Controller in 1986. He was elected Treasurer in January 1987, Vice President of Finance in January 1989, and Secretary and Chief Financial Officer in January 1990. He currently serves as the Company's Chief Financial Officer, Vice President - Finance and Secretary. Mr. Coggins was previously employed by NCNB National Bank in Charlotte, North Carolina from 1984 to 1986, where he served as Commercial Banking Officer and Metropolitan Area Director.

         Mr. Dick has served as president of R. H. Dick & Company, Inc., an investment banking and management consulting firm based in Wellington, Florida, since January 1998. From 1996 to early 1998, Mr. Dick was a partner with Boles, Knop & Company, Inc., an investment banking firm in Middleburg, Virginia. Prior to that, Mr. Dick served as President, Chief Executive Officer and Chief Financial Officer of Biomagnetic Therapy Systems, Inc. (1995-1996) and Pharmx, Inc. (1994-1995). Both companies were clients of Boles, Knop & Company. From 1982 until 1994, Mr. Dick served in various executive roles with Codman & Shurtleff, Inc., a subsidiary of Johnson & Johnson and a manufacturer of surgical instruments, implants, equipment, and other surgical products. Mr. Dick's positions with Codman included Director, Vice President - New Business Development, Vice President - U.S. Sales and Marketing, and Vice President - International. Mr. Dick also serves on the board of Valley Forge Scientific Corporation, which designs and manufactures bipolar electrosurgery equipment.

         Mr. Ferguson joined the Company as Materials Manager in 1990. He was promoted to Plant Manager of the Company's contract packaging business in 1992, Director of Contract Packaging in 1994, and Vice President of Operations in 1995. Mr. Ferguson was named President and Chief Executive Officer of the Company in 1996. From 1981 to 1990, Mr. Ferguson worked for C.B. Fleet in Lynchburg, Virginia, where he served in various manufacturing management positions, ending as Director of Manufacturing.

         Mr. Bolt has served as President of Banyan Retirement Services, Inc. (Banyan) since 1985. Banyan is a developer and manager of long-term care communities in the Southeast. The company currently manages eight senior living communities in three states and has two communities under development. Prior to joining Banyan, Mr. Bolt was employed from 1975 to 1985 by Daniel International and its successor, Fluor Corporation. While at Fluor, Mr. Bolt served in various management positions, including VP - Sales, VP - Procurement, VP - Project Support, and VP - Technical Services.

         Mr. Henrion was named President of EquiSource, LLC in November 1999. EquiSource is based in Louisville, Kentucky and provides group purchasing and e-commerce services to the equine industry in the United States. EquiSource is member of the UniStar group of companies. Mr. Henrion has also served as a consultant to Unified Foodservice Purchasing Co-op, LLC since March 1999. From 1980 to 1999, Mr. Henrion was President, Chief Executive Officer, and Director of FoodService Purchasing Cooperative, Inc. ("FSPC") in Louisville, Kentucky. FSPC provided equipment, food, packaging items, and financial services to quick-service restaurant operators including KFC, Taco Bell, Dairy Queen, and Pizza Hut. In March 1999, FSPC merged with the purchasing organization of Tricon Global Restaurants, Inc. to form Unified Foodservice Purchasing Co-op. Mr. Henrion also serves as a director for Brinly-Hardy Company, Inc.

         Dr. Kennemore retired in 1999 after 35 years in the private practice of neurosurgery in Greenville, South Carolina.

         Mr. Grady joined Federal Paper Board Company, Inc. ("Federal") in 1971, serving in various sales and marketing management positions. He served as Vice President of Sales for Federal from 1990 to 1996 when Federal was acquired by International Paper Company. Following the acquisition, Mr. Grady served as Vice President of Sales with International Paper from 1996 until 2000. Mr. Grady retired from International Paper in September 2000.

         Dr. Lathem retired in 1993 after 28 years in the private practice of urological surgery in Greenville, South Carolina. He is a director of Southern National Corporation and one of its subsidiaries, BB&T of South Carolina. He has also served as a director of several closely held corporations.

         Mr. Shoemaker has been a member of the law firm of Wyche, Burgess, Freeman & Parham, P.A., since 1965 and concentrates his practice in corporate and securities law. Mr. Shoemaker also serves as a director of One Price Clothing Stores, Inc., Palmetto Bancshares, Inc., and Ryan's Family Steak Houses, Inc.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the 2000 fiscal year, the Board of Directors held seven meetings. All directors attended at least 75% of the aggregate of (i) total board meetings and (ii) total meetings of committees on which such director served.

         The Audit Committee is comprised of Messrs. Shoemaker, Grady, and Dick. The Audit Committee met one time during the 2000 fiscal year. The Audit Committee reviews the scope and results of the audit by the independent auditors and the adequacy of the Company's system of internal accounting controls and procedures, proposes the appointment of the independent auditors subject to approval of the Board and approves the fees paid for services rendered by such auditors.

         The Compensation Committee is comprised of Messrs. Henrion, Grady, Lathem, and Shoemaker. The Compensation Committee met one time during the 2000 fiscal year. The Compensation Committee reviews and approves the remuneration of officers of the Company and reviews the overall compensation programs of the Company. The Compensation Committee's report is included below under "Board Compensation Committee Report on Executive Compensation."

         The Board does not have a standing nominating committee. The functions of the nominating committee are performed by the outside directors.

         The Executive Committee is comprised of Messrs. Henrion, Grady, Lathem, and Shoemaker. It met three times during fiscal year 2000. The Executive Committee serves in an advisory capacity to the senior management of the Company.

                               EXECUTIVE OFFICERS

         The following table sets forth all of the current executive officers of the Company and their respective ages, Company positions and offices, and periods during which they have served in such positions and offices. There are no persons who have been selected by the Company to serve as its executive officers who are not set forth in the following table.
                                                                      Company
Name              Age   Company Offices Currently Held             Officer Since
----              ---   ------------------------------             -------------

James D. Ferguson  43   President and Chief Executive Officer          1995
Robert E. Ackley   46   Vice President of Operations                   1995
Richard C. Coggins 43   Vice President of Finance, Secretary           1987
                            and Chief Financial Officer
Keith A. Mauldin   40   Vice President of Custom Products              1995
Clyde A. Shew      43   Vice President of Medical Sales
                            and Marketing                              1996
Wanda J. Totton    45   Director of Quality / R&D                      1995

         The Company's executive officers are appointed by the Board of Directors and serve at the pleasure of the Board.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

         Mr. Ferguson's business experience is set forth above under "Business Experience of Nominees and Directors."

         Mr. Ackley joined the Company as Materials Manager in 1987. He was named Director of Consumer Sales in 1993, Vice President of Marketing in 1995, Vice President of Consumer Sales in 1996, and Vice President of Operations in 1998. Prior to joining the Company, Mr. Ackley worked in various operations management roles for Almay Cosmetics in North Carolina and C.B. Fleet in Virginia.

         Mr. Coggins' business experience is set forth above under "Business Experience of Nominees and Directors."

         Mr. Mauldin joined the Company as Sales Representative for the Industrial Division in 1988. He became Director of Industrial Sales in 1995 and Director of Custom Products in 1998. He was promoted to Vice President of Custom Products in 2000. Prior to joining Span-America, Mr. Mauldin was a sales representative for Isotec International in Atlanta, Georgia.

         Mr. Shew joined the Company as Director of Corporate Accounts in May 1996. He was promoted to Vice President of Medical Sales in October 1996 and Vice President of Medical Sales and Marketing in February 1998. From 1984 to 1996, Mr. Shew worked in various sales and marketing roles for Professional Medical Products, Inc. in Greenwood, South Carolina. His final position there was Director of Corporate Accounts, where he was responsible for contracting with multi-facility health care organizations in the United States.

         Ms. Totton joined the Company in 1987 as Quality Control Manager. She became Production Manager of the Company's contract packaging business unit in 1990. She was promoted to Director of Quality in 1995 and was named Director of Quality / R&D in 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The information set forth below is furnished as of December 15, 2000, with respect to Common stock owned beneficially or of record by persons known to the Company to be the beneficial owner of more than 5% of the Common Stock as of the Record Date, each of the directors and nominees individually, the named officers included in the compensation table, and all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power with respect to such person's shares owned. All share amounts in the table include shares which are not outstanding but which are the subject of options exercisable in the 60 days following the Record Date. All percentages are calculated based on the total number of outstanding shares, plus the number of shares for the particular person or group which are not outstanding but which are the subject of options exercisable in the 60 days following the Record Date.

                                       AMOUNT/NATURE
NAME AND ADDRESS                       OF BENEFICIAL                     PERCENT
OF BENEFICIAL OWNER                      OWNERSHIP                      OF CLASS
-------------------                    -------------                    --------

         BENEFICIAL OWNERS OF MORE THAN 5% OF THE COMPANY'S COMMON STOCK

Douglas E. Kennemore, M.D.              208,876  (1)                       8.3%
117 Rockingham Rd.
Greenville, SC  29607

Lawrence J. Goldstein                   175,847  (2)                       7.0%
Santa Monica Partners, LP
1865 Palmer Avenue
Larchmont, NY  10538

Dimensional Fund Advisors               173,200  (3)                       6.9%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

DePrince, Race & Zollo, Inc.            153,805  (4)                       6.1%
201 S. Orange Avenue, Suite 850
Orlando, FL  32801-3413

Synalloy Corporation and Affiliates     153,033  (5)                       6.1%
2155 West Croft Circle
Spartanburg, SC  29302

Thomas D. Henrion                       139,008  (6)                       5.6%
1000 West Ormsby Avenue
Louisville, KY  40210

                                       AMOUNT/NATURE
NAME AND ADDRESS                       OF BENEFICIAL                     PERCENT
OF BENEFICIAL OWNER                      OWNERSHIP                      OF CLASS
-------------------                    -------------                    --------

                             DIRECTORS AND NOMINEES

B. Kenneth Bolt                           1,000                             *
Richard C. Coggins                       37,850    (7)                     1.5%
Robert H. Dick                            7,000                             *
James D. Ferguson                        40,451    (8)                     1.6%
Thomas F. Grady, Jr.                     33,595    (9)                     1.3%
Thomas D. Henrion                       139,008    (6)                     5.6%
Douglas E. Kennemore, M.D.              208,876    (1)                     8.3%
J. Ernest Lathem, M.D.                   20,043                             *
James M. Shoemaker, Jr.                  29,000    (1)                     1.2%

                                 NAMED OFFICERS

James D. Ferguson                        40,451    (8)                     1.6%
Robert E. Ackley                         30,388   (10)                     1.2%
Richard C. Coggins                       37,850    (7)                     1.5%
Keith A. Mauldin                         15,469   (11)                      *
Clyde A. Shew                            15,400   (12)                      *

                   DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP

All Directors and Executive             593,028                           22.6%
Officers of the Company as a
Group (13 persons)
----------------------

(1) The shares shown as beneficially owned by Dr. Kennemore and Mr. Shoemaker include, for each, 3,000 shares which are currently not outstanding but which are subject to options which are exercisable within 60 days of the Record Date.

(2) The figure shown as beneficially owned by Lawrence J. Goldstein of Santa Monica Partners, LP is based on current Securities and Exchange Commission filings (through December 26, 2000), the most recent of which was filed on April 21, 1998.

(3) The figure shown as beneficially owned by Dimensional Fund Advisors is based on Securities and Exchange Commission filings and information from the owner as of December 26, 2000.

(4) The figure shown as beneficially owned by DePrince, Race & Zollo, Inc. is based on Securities and Exchange Commission filings and information from the owner as of December 26, 2000.

(5) The figure shown as beneficially owned by Synalloy Corporation and Affiliates is based on Securities and Exchange Commission filings as of December 15, 2000.

(6) The shares shown as beneficially owned by Mr. Henrion include 12,500 shares owned by a trust for which Mr. Henrion is trustee.

(7) The shares shown as beneficially owned by Mr. Coggins include 23,100 shares which are currently not outstanding but which are subject to options held by Mr. Coggins which are exercisable within 60 days of the Record Date.

(8) The shares shown as beneficially owned by Mr. Ferguson include 33,200 shares which are currently not outstanding but which are subject to options held by Mr. Ferguson which are exercisable within 60 days of the Record Date.

(9) The figure shown as beneficially owned by Mr. Grady excludes 7,109 shares owned by his adult children. Mr. Grady disclaims beneficial ownership with respect to these shares. This figure also includes 3,000 shares which are currently not outstanding but which are subject to options held by Mr. Grady which are exercisable within 60 days of the Record Date.

(10) The shares shown as beneficially owned by Mr. Ackley include 20,500 shares which are not currently outstanding but which are subject to options held by Mr. Ackley which are exercisable within 60 days of the Record Date.

(11) The shares shown as beneficially owned by Mr. Mauldin include 13,000 shares which are not currently outstanding but which are subject to options held by Mr. Mauldin which are exercisable within 60 days of the Record Date.

(12) The shares shown as beneficially owned by Mr. Shew include 12,000 shares which are not currently outstanding but which are subject to options held by Mr. Shew which are exercisable within 60 days of the Record Date.

         * Less than one percent.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows, for the 2000, 1999, and 1998 fiscal years, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer and to each of the four other most highly compensated officers during fiscal year 2000 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM
                                                                                  COMPENSATION
                                                                                     AWARDS
                                                                                  ------------
                                                    ANNUAL COMPENSATION            SECURITIES
                                          ---------------------------------------   UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION                                        OTHER ANNUAL      OPTIONS/    COMPENSATION
DURING FISCAL 2000                  YEAR  SALARY ($)  BONUS ($)  COMPENSATION ($)    SARS (#)         ($)
---------------------------         ----  ----------  ---------  ----------------  -----------   ------------

James D. Ferguson                   2000    157,560      39,330         (1)            5,000       5,124(2)
President and CEO                   1999    150,750           0         (1)                0       4,954
                                    1998    131,250           0         (1)           10,000       4,743

Robert E. Ackley                    2000    114,667      25,987         (1)            3,000       3,859(3)
VP of Operations                    1999    109,750           0         (1)                0       3,736
                                    1998    100,500           0         (1)            5,000       2,880

Richard C. Coggins                  2000    118,583      29,891         (1)            4,000       3,814(4)
Chief Financial Officer             1999    112,750           0         (1)                0       3,668
VP of Finance and Secretary         1998    106,667           0         (1)            6,000       3,349

Keith A. Mauldin                    2000    102,333      20,089         (1)            3,000       3,596(5)
VP of Custom Products               1999     98,500           0         (1)                0       3,500
                                    1998    107,894           0         (1)            4,000       4,315

Clyde A. Shew                       2000    122,156      30,081         (1)            3,000       4,269(6)
VP of Medical Sales and Marketing   1999    116,125           0         (1)                0       4,118
                                    1998    102,000           0         (1)            5,000       4,285

-----------------

(1) Certain amounts may have been expended by the Company, which may have had value as a personal benefit to the Named Officers. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus for each person.

(2) This amount is comprised of (i) contributions of $3,939 to the Company's 401(k) plan by the Company on behalf of Mr. Ferguson to match pre-tax deferral contributions, all of which is vested, and (ii) $1,185 in annual premiums paid by the Company on behalf of Mr. Ferguson for life insurance not generally available to all Company employees.

(3) This amount is comprised of (i) contributions of $2,867 to the Company's 401(k) plan by the Company on behalf of Mr. Ackley to match pre-tax deferral contributions, all of which is vested, and (ii) $992 in annual premiums paid by the Company on behalf of Mr. Ackley for life insurance not generally available to all Company employees.

(4) This amount is comprised of (i) contributions of $2,965 to the Company's 401(k) plan by the Company on behalf of Mr. Coggins to match pre-tax deferral contributions, all of which is vested, and (ii) $849 in annual premiums paid by the Company on behalf of Mr. Coggins for life insurance not generally available to all Company employees.

(5) This amount is comprised of (i) contributions of $2,558 to the Company's 401(k) plan by the Company on behalf of Mr. Mauldin to match pre-tax deferral contributions, all of which is vested, and (ii) $1,038 in annual premiums paid by the Company on behalf of Mr. Mauldin for life insurance not generally available to all Company employees.

(6) This amount is comprised of (i) contributions of $3,054 to the Company's 401(k) plan by the Company on behalf of Mr. Shew to match pre-tax deferral contributions, all of which is vested, and (ii) $1,215 in annual premiums paid by the Company on behalf of Mr. Shew for life insurance not generally available to all Company employees.

OPTION/SAR GRANTS IN FISCAL YEAR 2000

         The following stock options were granted during fiscal year 2000 to the Named Officers.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS
                            ----------------------------------------------------------------
                                           PERCENT OF
                              NUMBER OF      TOTAL                                                POTENTIAL REALIZABLE VALUE AT
                              SECURITIES  OPTIONS/SAR'S   EXERCISE     MARKET                     ASSUMED RATES OF STOCK PRICE
                              UNDERLYING   GRANTED TO      OR BASE    PRICE ON                    APPRECIATION FOR OPTION TERM
                            OPTIONS/SAR'S EMPLOYEES IN     PRICE        GRANT     EXPIRATION      -----------------------------
NAME                         GRANTED (#)   FISCAL YEAR     ($/SH)      DATE(1)       DATE           0%($)   5% ($)    10% ($)
----                        ------------- -------------   --------    --------    ----------        -----   ------    -------
James D. Ferguson             5,000 (2)        14%          $3.55       $3.55      02/03/10           0     11,163    28,289

Robert E. Ackley              3,000 (2)         8%          $3.55       $3.55      02/03/10           0      6,698    16,973

Richard C. Coggins            4,000 (2)        11%          $3.55       $3.55      02/03/10           0      8,930    22,631

Keith A. Mauldin              3,000 (2)         8%          $3.55       $3.55      02/03/10           0      6,698    16,973

Clyde A. Shew                 3,000 (2)         8%          $3.55       $3.55      02/03/10           0      6,698    16,973

--------------------

(1) Based on the average of the high and low sales price per share on the grant date.

(2) The options shown become exercisable at the greater of 1,000 shares per year or 20% of the options granted per year, beginning July 1, 2000. In addition, the Plan contains certain customary conditions for the early expiration of the options.

OPTION/SAR EXERCISES AND YEAR-END VALUES

         The following table sets forth information with respect to the Company's Named Officers concerning the exercise of options during the 2000 fiscal year and unexercised options held as of the end of the 2000 fiscal year.

                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTIONS/SAR VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                      OPTIONS/SARS AT FISCAL         IN-THE-MONEY OPTIONS/SARS
                        SHARES                              YEAR-END (#)            AT FISCAL YEAR-END  ($)(1)
                      ACQUIRED ON       VALUE       ---------------------------     --------------------------
NAME                  EXERCISE (#)  REALIZED($)(1)  EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
----                  ------------  --------------  -----------   -------------     -----------   -------------
James D. Ferguson          0              0           33,200          23,100             $325         $1,300
Robert E. Ackley           0              0           20,500          14,500              325            650
Richard C. Coggins         0              0           23,100          16,400              325            975
Keith A. Mauldin           0              0           13,000          11,500              325            650
Clyde A. Shew              0              0           12,000          15,500              325            650

---------------

(1) The "value" of any option set forth in the table above is determined by subtracting the amount which must be paid upon exercise of the options from the market value of the underlying Common Stock as of the exercise date or the fiscal year-end date as applicable.


          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Decisions with respect to the compensation of the Company's Named Officers are made by the four-member Compensation Committee of the Board comprised of Messrs. Henrion, Grady, Lathem, and Shoemaker. Each member of the Compensation Committee is a non-employee director. All decisions by the Compensation Committee relating to the compensation of the Company's Named Officers are reviewed by the full Board. Set forth below is a report submitted by the Compensation Committee in its capacity as such addressing the Company's compensation policies for fiscal 2000 with respect to the Named Officers of the Company.

COMPENSATION COMMITTEE REPORT

General Compensation Policies with Respect to Named Officers

         The Compensation Committee does not maintain formal, written executive compensation policies. However, in general, the Committee has structured officer compensation so as to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above-average corporate performance, recognize individual initiative, responsibility and achievements, and assist the Company in attracting and retaining qualified executives. The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interest in the enhancement of shareholder value.

         The Named Officers' overall compensation is intended to be consistent with the compensation paid to executives of companies similar in size and character to the Company, provided that the Company's performance warrants the compensation being paid. In determining the appropriate compensation, the Compensation Committee has utilized a combination of salary, incentive cash compensation, Company stock ownership and benefits. The Compensation Committee has also attempted to maintain an appropriate relationship between the compensation among the Named Officers and their relative levels of responsibility within the Company.

         Compensation paid to the Company's Named Officers in fiscal year 2000, as reflected in the foregoing compensation tables, consisted of the following elements: base salary, bonus, matching contributions paid with respect to the Company's 401(k) plan, and certain benefits. Payments under the Company's 401(k) plan are made to all employees on a non-discriminatory basis.

Relationship of Performance to Executive Compensation

         The Compensation Committee believes that a significant portion of the Named Officers' compensation should be based on individual and corporate performance. The principal means through which the Company ties compensation to performance is through the Company's Management Bonus Plan (the "Bonus Plan"). Participants in the Bonus Plan include officers and members of the Company's senior management team. Pursuant to the Bonus Plan, prior to the beginning of each fiscal year the Board of Directors approves the Company's operating plan which contains target earnings projections for the coming year. The target earnings projections must provide a reasonable increase over the prior year's earnings and must be consistent with the Company's long-term growth goals. The Bonus Plan is structured so that each participant has an opportunity to earn bonuses equal to approximately 30% of his or her base salary if the Company reaches 100% of the target earnings performance. The percentage of salary potentially earned by each participant under the Bonus Plan ranges from 0% if the Company earnings are less than approximately 80% of the target earnings, to approximately 50% if the Company's earnings exceed approximately 140% of target earnings and if certain predefined individual goals are met. Approximately 40% of each participant's bonus earnings is contingent on achievement of these specific individual goals. These individual goals are determined by the chief executive officer and reviewed by the Compensation Committee.

         Options to purchase Company Common Stock are also granted periodically by the Compensation Committee to officers and members of the senior management team. The number of shares granted is based primarily on individual performance and, secondarily, on Company performance relative to the Company's operating and strategic plans.

Salaries, Cash Bonuses, Stock Option Grants, Incentive Payments

         The 2000 salary levels of the Company's Named Officers were determined on the anniversary date of the employee's last performance review and were based generally on the criteria set forth above. Each employee of the Company, including the Named Officers, is assigned a particular job grade level. The job grade level is determined by a quantitative scoring system which considers various factors under the major categories of job demands, knowledge, job content, and level of responsibility. A salary range has been assigned to each job grade level based on input from independent consultants and the Company's management. The salary levels of the Named Officers were based primarily on individual performance, overall Company performance and achievement of specific individual and corporate goals for the prior fiscal year. The salary levels of the Named Officers must fall within the designated salary ranges for the appropriate job grade level, pursuant to the Company's salary administration plan.

Compensation of the Chief Executive Officer During Fiscal 2000

         Mr. Ferguson's compensation is determined by the Compensation Committee using the same factors as those applied to other Company officers as described above.

Other Compensation Plans

         The Company has adopted certain broad-based employee benefit plans in which the chief executive officer and the Named Officers have been permitted to participate. The Company has also adopted certain executive officer life and health insurance plans. The incremental cost to the Company of the chief executive officer's and Named Officers' benefits provided under these plans (which is not set forth in any of the tables) totaled less than 10% of their cash compensation in fiscal year 2000. Benefits under these plans generally are not directly or indirectly tied to Company performance.

                                       Submitted by the Compensation Committee

                                       Thomas D. Henrion
                                       Thomas F. Grady, Jr.
                                       J. Ernest Lathem, M.D.
                                       James M. Shoemaker, Jr.


COMPENSATION OF NON-EMPLOYEE DIRECTORS

         Each director of the Company who is not also an officer of the Company receives an annual fee of 1,000 shares of unregistered Common Stock plus a per diem fee of $1,000 for each Board meeting and committee meeting attended. In addition, each non-officer director receives a fee of $500 for participating in board or committee meetings held by telephone conference call. The Chairman of the Board receives 2,000 shares of unregistered Common Stock plus the same per diem and conference call fees described above. Including the value on the date of receipt of the Common Stock received in January 2000, no director received more than $20,000 in fiscal 2000 for his services as a director.

         Directors who are also employees of the Company do not receive compensation for their services as directors.

                            APPROVAL OF THE COMPANY'S
                           2000 RESTRICTED STOCK PLAN
                              (ITEM 2 ON THE PROXY)

         The Board of Directors recommends that the shareholders approve adoption by the Company of the 2000 Restricted Stock Plan (the "Plan"). The Plan was created to encourage key management employees to purchase and own the Company's stock and to provide them with an additional financial stake in the future success of the Company. Subject to shareholder approval, a maximum of 100,000 shares of the Company's Common Stock will be available for issuance under the Plan.

         The Plan is summarized below. However, this summary is qualified in its entirety by reference to the text of the Plan, a copy of which may be obtained, without charge, by written request to the Company, Post Office Box 5231, Greenville, South Carolina 29606, Attention: Richard Coggins.

         ADMINISTRATION AND ELIGIBILITY. The Plan generally provides that a committee of the Board (the "Committee") may select to participate in the Plan any employee whose judgment, initiative and efforts contributed to or may be expected to contribute to the Company's successful performance.

         The Committee has sole discretionary authority to select participants in the Plan.. The Company expects for approximately 25 persons to participate in the Plan. These persons are expected to include non-executive officers, as well as executive officers of the Company or a Company subsidiary. The Committee is also empowered to administer the Plan and to take all such actions as may be necessary thereunder.

         RESTRICTED STOCK. All stock to be granted under the Plan (the "Restricted Stock") is Common Stock of the Company and is subject to certain restrictions, including the imposition of a "restricted period" (the period beginning on the award date and ending at the end of the Plan year (identical to the Company's fiscal year) of grant for 25% of the granted stock and at the end of the following three years for each additional 25% of the granted stock). During this restricted period, granted shares are subject to forfeiture upon termination of the Plan participant's employment or attempted transfer of the stock forming the basis for the award. However, if there is a "change of control" (as defined in the Plan), or if the Plan participant dies or becomes totally disabled (as described in the Plan), then all restrictions will lapse. In addition, the Committee is empowered to shorten or terminate the restricted period or waive other conditions for the lapse of restrictions in its sole discretion.

         RESTRICTED STOCK AWARDS. Subject to shareholder approval, the Company will grant to each Plan participant Restricted Stock equal to 50% of the shares of Common Stock purchased by such participant on the open market during that Plan year. For each Plan participant, the fair market value (as determined in the Plan) of Restricted Stock granted in any one Plan year cannot exceed 5% of the participant's annualized base salary plus annualized commissions for that Plan year. The awards are to be evidenced by award agreements.

         VESTING AND FORFEITURE. Awards of Restricted Stock vest as follows:

o 25% of the award vests at the end of the Plan year in which the purchase was made; and

o   25% of the award vests at the end of the subsequent three Plan years.

As noted above, all restricted periods lapse and total vesting occurs upon a change of control or upon the Plan participant's death or total disability. Awards are subject to forfeiture upon the Plan participant's termination of employment (except by death or total disability) or if the participant transfers stock that formed the basis for an award (in which case the unvested portion of the related award is forfeited).

         ASSIGNABILITY. Awards under the Plan are assignable only in limited instances in accordance with applicable law.

         AMENDMENT. The Committee may suspend, terminate or amend the Plan in its sole discretion, subject to any shareholder approval required by applicable law, the Company's articles of incorporation, or the Bylaws of the National Association of Securities Dealers (the "NASD").

         EFFECTIVE DATE. Assuming shareholder approval is received at the Annual Meeting, the effective date of the Plan is February 2, 2000. If such approval is not received, the Plan will not go into effect.

         VOTE REQUIRED. Approval of the amendment to the Plan by holders of a majority of the total votes cast on the proposal is required under the Bylaws of the NASD, to which the Company is subject because its Common Stock is traded on the Nasdaq National Market. Abstentions and broker non-votes will not be considered to be affirmative votes.

         FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE PLAN. The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options and restricted stock awards. The laws governing the tax aspects of awards are highly technical and such laws are subject to change.

         A Plan participant who is granted restricted stock may make an election (a "Section 83(b) election") to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares of stock granted shall be taxed as capital gain (or loss) upon a subsequent sale of the shares. Any such Section 83(b) election must be made and filed with the IRS within 30 days of receipt in accordance with the regulations under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"). If the participant does not make a Section 83(b) election, then the grant will be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. The Company is generally entitled to an income tax deduction for any compensation income taxed to the participant, subject to the provisions of
Section 162(m) of the Code.

     PLAN BENEFITS. Set forth below is information concerning restricted stock grants to be made under the Plan, assuming shareholder approval and the granting of restricted stock. The dollar value of these grants is not presently determinable.

                                NEW PLAN BENEFITS
                       SPAN-AMERICA MEDICAL SYSTEMS, INC.
                           2000 RESTRICTED STOCK PLAN


     NAME AND POSITION                                      NUMBER OF SHARES (1)
     -----------------                                      --------------------

     James D. Ferguson - President and CEO                           1,000
     Robert E. Ackley - VP of Operations                                 0
     Richard C. Coggins - Chief Financial Officer                    1,738
     Keith A. Mauldin - VP of Custom Products                            0
     Clyde A. Shew - VP of Medical Sales and Marketing               1,200

     Current Executive Officers as a Group                           3,938
     Non-Executive Director Group                                        0
     All Employees, Excluding Executive Officers, as a Group         2,236
     -------------------------

     (1) Shown on a pro forma basis as of December 27, 2000.


THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2000 RESTRICTED STOCK PLAN.

                                PERFORMANCE GRAPH

         The following graph sets forth the performance of the Company's Common Stock for the five-year period from September 30, 1995 through September 30, 2000 as compared to the Russell 2000 Index and a peer group index. The peer group index was prepared by an unaffiliated third party and is comprised of all exchange-listed companies having the standard industry classification code 3842 (which relates to medical products and supplies). The companies included in the peer group index are shown below. All stock prices reflect the investment of cash dividends.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                    AMONG SPAN-AMERICA MEDICAL SYSTEMS, INC.,
                    A PEER GROUP, AND THE RUSSELL 2000 INDEX


                                                      FISCAL YEAR ENDING
                         -----------------------------------------------------------------------
COMPANY/INDEX/MARKET     9/29/1995   9/27/1996   9/26/1997   10/02/1998   10/01/1999   9/29/2000

Span Amer Med              100.00       99.25      133.34      118.96        74.61        88.16

Surgical Appliances
  & Supplies               100.00      100.62      119.13      133.54       136.93       200.78

Russell 2000 Index         100.00      113.24      150.80      122.12       143.56       174.81

                     COMPANIES INCLUDED IN PEER GROUP INDEX
                   STANDARD INDUSTRY CLASSIFICATION CODE 3842

Allied Healthcare Products, Inc.    Alpha Pro Tech, Ltd.         American Medical Systems
ATS Medical, Inc.                   Bio-Vascular, Inc.           Biomet, Inc.
Cardima, Inc.                       Chad Therapeutics, Inc.      Dexterity Surgical, Inc.
Eclipse Surgical Tech, Inc.         Exactech, Inc.               Guardian Tech. Intnl., Inc.
Hanger Orthopedic Group             Hymedix, Inc.                Inamed Corporation
Intuitive Surgical, Inc.            Invacare Corp.               Isolyser Co., Inc.
Lakeland Industries, Inc.           Langer Biomechanics Group    Life Medical Sciences, Inc.
Lifestream Technologies             Mammatech Corporation        Med-Emerg International, Inc.
Medical Action Industries, Inc.     Mentor Corporation           Mine Safety Appliance Co.
Minimed, Inc.                       Orthofix International NV    Possis Medical, Inc.
Respironics, Inc.                   Sharp Compliance, Inc.       Smith & Nephew PLC ADS
Sonic Innovations, Inc.             Span-America Med. Sys.       Sparta Surgical Corp.
Spectrum Labs, Inc.                 Steris Corp.                 Sulzer Medica Ltd. ADS
Sunrise Medical, Inc.               Symphonix Devices, Inc.      Vital Images, Inc.
Worksafe Industries, Inc.           Wyant Corp.

                              CERTAIN TRANSACTIONS

         The law firm of Wyche, Burgess, Freeman & Parham, P.A., whose members include Mr. Shoemaker, a director of the Company, serves as general counsel to the Company. Fees paid to this law firm by the Company were less than one percent of the law firm's gross revenues during the firm's last fiscal year. The Company believes that the terms of its relationship with the law firm are at least as favorable as could be obtained from a third party.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers, and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. To the Company's knowledge, based on a review of the copies of such reports furnished to the Company and representations that no other reports were required during the 2000 fiscal year, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were met.


                           AUDIT COMMITTEE INFORMATION

         The Board of Directors adopted a written Audit Committee Charter on June 7, 2000, a copy of which is included as APPENDIX A to this Proxy Statement. All members of the Audit Committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

     The Audit Committee is responsible for the duties set forth in its charter (which is attached to this proxy statement as Appendix A) but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. The Company's management has the responsibility for preparing the financial statements and implementing internal controls, and the Company's independent accountants have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the Audit Committee is not the equivalent of an audit.

         NOTWITHSTANDING ANY STATEMENT IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCORPORATING FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE AUDIT COMMITTEE INFORMATION ABOVE AND THE INFORMATION IN APPENDIX A SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILING.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has selected Elliott, Davis & Company, LLP as the independent certified public accountants for the Company for its 2001 fiscal year. Representatives of Elliott, Davis & Company, LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders. Elliott,

Davis & Company, LLP became the Company's independent auditors and tax advisors in fiscal year 2000. Neither the firm nor any of its members has any relation with the Company except in the firm's capacity as auditors and tax advisors.


                              SHAREHOLDER PROPOSALS

         Proposals by shareholders for consideration at the 2002 Annual Meeting of Shareholders must be received at the Company's offices at Post Office Box 5231, Greenville, South Carolina 29606 no later than August 31, 2001, if any such proposal is to be eligible for inclusion in the Company's proxy materials for its 2002 Annual Meeting of Shareholders. Under the regulations of the Securities and Exchange Commission, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in those regulations are satisfied.


                               PROXY SOLICITATION

COST OF SOLICITATION

         The Company will bear the cost of this proxy solicitation, including the cost of preparing, handling, printing and mailing these Proxy Materials. Employees and officers will be reimbursed for the actual out-of-pocket expenses incurred in connection with the solicitation. Proxies will be solicited principally by mail but may also be solicited by telephone or through personal solicitation conducted by regular employees of the Company without additional compensation. The Company has also engaged Corporate Communications, Inc. in Nashville, Tennessee to assist in investor relations activities, including distributing shareholder information and contacting brokerage houses, custodians, nominees and fiduciaries, for a fee of approximately $5,000 plus reimbursement of reasonable out-of-pocket expenses.

BANKS, BROKERS AND OTHER CUSTODIANS

         Banks, brokers and other custodians are requested to forward proxy solicitation materials to their customers where appropriate, and the Company will reimburse such banks, brokers and custodians for their reasonable out-of-pocket expenses in sending the Proxy Materials to beneficial owners of Common Stock.


                              FINANCIAL INFORMATION

         The Company's 2000 Annual Report containing financial statements reflecting the financial position and results of operations of the Company for the fiscal year ended September 30, 2000, is being mailed to shareholders with these Proxy Materials. THE COMPANY WILL ALSO PROVIDE WITHOUT CHARGE TO ANY SHAREHOLDER OF RECORD AS OF DECEMBER 15, 2000, WHO SO REQUESTS IN WRITING, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED SEPTEMBER 30, 2000, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO SPAN-AMERICA MEDICAL SYSTEMS, INC., P.O. BOX 5231, GREENVILLE, SOUTH CAROLINA 29606 ATTENTION: RICHARD C. COGGINS.

                                  OTHER MATTERS

         Management of the Company is not aware of any other matter to be brought before the Annual Meeting. If other matters are duly presented for action, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

                                              By Order of the Board of Directors

                                              /s/ Richard C. Coggins

                                              Richard C. Coggins
                                              Secretary

December 27, 2000
Greenville, South Carolina

                                   APPENDIX A

                       SPAN-AMERICA MEDICAL SYSTEMS, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER
                                  JUNE 7, 2000


I.  PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

o Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

o Review and appraise the audit efforts of the Company's independent accountants and internal accounting staff.

o Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.  COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A director will not be considered "independent" if he or she has:

o been employed by the Company or its affiliates in the current or past three years;

o accepted any compensation from the Company or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

o an immediate family member who is, or has been in the past three years, employed by the Company or its affiliates as an executive officer;

o been a partner, controlling shareholder or an executive officer of any for-profit business to which the Company made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

o been employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.  MEETINGS

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

IV.  RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review with financial management and the independent accountants the 10-Q's and 10-K prior to their filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

INDEPENDENT ACCOUNTANTS

4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

FINANCIAL REPORTING PROCESSES

7. In consultation with the independent accountants and management, review the integrity of the organization's financial reporting processes, both internal and external.

8. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

9. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

PROCESS IMPROVEMENT

10. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants, regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

11. Following completion of the annual audit, review separately with management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

12. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

13. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as decided by the Committee.)

ETHICAL AND LEGAL COMPLIANCE

14. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

15. Review management's monitoring of the Company's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Company's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

16. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

17. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

18. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                   APPENDIX B

                       SPAN-AMERICA MEDICAL SYSTEMS, INC.
                           2000 RESTRICTED STOCK PLAN

         The Span-America Medical Systems, Inc. 2000 Restricted Stock Plan (the "Plan") was adopted by the Board of Directors of Span-America Medical Systems, Inc. (the "Company"), effective as of February 2, 2000 and was approved by the Board of Directors (the "Board") on February 2, 2000. The Plan shall remain in effect through February 2, 2010. After the termination of the Plan, no further Awards may be granted; however, outstanding Awards shall remain in effect in accordance with their terms and the terms of the Plan.

         1.       Purpose

         The purpose of the Plan is to encourage key management employees of the Company to purchase and own the Company's stock and to provide such persons with a additional proprietary interest in the Company through the granting of restricted stock that will increase the interest of such persons in the Company's welfare, furnish an incentive to such persons to continue their services for the Company and provide a means through which the Company may attract able persons as employees.

         2.       Definitions

         "Award" means an award or grant made to a Participant under Section 7.

         "Award Agreement" means the agreement provided in connection with an Award under Section 13.

         "Award Date" means the date that an Award is made, as specified in an Award Agreement. Generally, this date shall be within thirty (30) days from the date the Company files its Form 10-K with the Securities and Exchange Commission.

         "Board" means the Board of Directors of the Company.

         "CEO" means the chief executive officer of the Company.

         "Change of Control" means any of the following: (i) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the shares of Common Stock would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of the Company in which the holders of Common Stock immediately prior to such transaction have the same proportionate ownership of Common Stock of the surviving corporation immediately after such transaction; (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company;
(iii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the "Continuing Directors") who (x) at the date of this Plan were directors or (y) become directors after the date of this Plan and whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors at the date of this Plan or whose election or nomination for election was previously so approved; (v) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the 1934 Act) of an aggregate of 20% of the voting power of the Company's outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the 1934 Act) who beneficially owned less than 15% of the voting power of the Company's outstanding voting securities on the date of this Plan, provided, however, that notwithstanding the foregoing, an acquisition shall not constitute a Change of Control hereunder if (x) the acquirer is a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity or (y) the acquirer is any other person whose acquisition of shares of voting securities is approved in advance by a majority of the Continuing Directors; or (vi) in a Title 11 bankruptcy proceeding the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

         "Code" means the Internal Revenue Code of 1986, as amended, or any successor legislation.

         "Committee" means the committee appointed or designated by the Board to administer the Plan.

         "Common Stock" means the common stock which the Company is currently authorized to issue or may in the future be authorized to issue.

         "Employee" means a common-law employee of the Company.

         "Fair Market Value" of a share of Common Stock is the mean of the highest and lowest prices per share on the Nasdaq National Market (as reported by NASDAQ) on the appropriate date, or in the absence of reported sales on such day, the most recent previous day for which sales were reported.

         "1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor legislation.

         "Participant" means an Employee or officer of the Company who has been selected by the Committee to receive an Award under the Plan.

         "Plan" means the Span-America Medical Systems, Inc. 2000 Restricted Stock Plan, as amended from time to time.

         "Plan year" means the fiscal year of the Company.

         "Restricted Stock" means shares of Common Stock subject to restrictions and conditions pursuant to Section 7.

         "Retirement" means the Participant's termination of employment with the Company at a time that is determined by the Committee to be retirement; and

         "Total Disability" means the permanent inability of the Participant, which is a result of accident or sickness, to perform such Participant's occupation or employment for which the Participant is suited by reason of the Participant's previous training, education and experience and which results in the termination of the Participant's employment with the Company.

         3.       Plan Administration

         (a)      The Committee shall be responsible for administering the Plan.

                  (i) Composition of the Committee. The Committee shall be comprised of the entire Board or a committee of two or more members of the Board, all of whom shall be "non-employee directors" as defined in Rule 16b-3.

                  (ii) Powers. The Committee shall have full and exclusive discretionary power to interpret the Plan and to adopt such rules, regulations and guidelines for administering the Plan as the Committee may deem necessary or proper. Such power shall include, but not be limited to, establishing all Award terms and conditions and, subject to Section 13, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries in which the Company or its affiliates operate.

                  (iii) Delegation. The Committee may delegate to one more of its members or to one or more agents or advisors such non-discretionary administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such persons may have under the Plan.

         (b) The Committee may employ attorneys, consultants, accountants and other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee shall be fully protected by the Company, to the fullest extent permitted by applicable law, in respect to any such action, determination and interpretation.

         4.       Eligibility

         Notwithstanding anything contrary in the Plan, for purposes of determining eligibility for participation in the Plan, the Board or the Committee shall have full and exclusive discretionary power to determine eligibility. The Board or Committee shall have the ability to delegate and to take back the authority to determine eligibility to an executive officer of the Company. However, if the Board or Committee delegates the ability to determine eligibility, then with respect to the officer to whom authority has been delegated, eligibility to participate in the Plan shall be determined by the Board.

         Any Employee whose judgment, initiative and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee. Awards may be granted by the Committee at any time and from time to time to new Participants, or then Participants, or to the greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. The Committee's determinations under the Plan (including without limitation the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Agreements evidencing the same) need not be uniform and may be made by it selectively among Employees who receive, or are eligible to receive, Awards under the Plan.

         5.       Authorized Awards; Limitations

         (a) Except for adjustments pursuant to Section 6, the maximum number of shares of Common Stock that shall be available for issuance under the Plan shall be 100,000.

         (b) If an Award expires unexercised or is forfeited, surrendered, canceled, terminated or settled in cash in lieu of Common Stock, the shares of Common Stock that were theretofore subject (or potentially subject) to such Award may again be made subject to an Award Agreement.

         6.       Adjustments and Reorganizations

         In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, extraordinary dividend, spin-off, split-off, rights offering, share combination, or other change in the corporate structure of the Company affecting the Common Stock, the number and kind of shares that may be delivered under the Plan shall be subject to such adjustment as the Committee, in its sole discretion, may deem appropriate, and the number and kind and price of shares subject to outstanding Awards and any other terms of outstanding Awards shall be subject to such adjustment as the Committee, in its sole discretion, may deem appropriate.

         In the event of a Change in Control, then, notwithstanding any other provision in this Plan to the contrary, all restriction periods applicable to Awards of Restricted Stock shall automatically expire. The determination of the Committee that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

         7.       Restricted Stock Awards.

         (a) Restricted Stock. At the end of each Plan year, the Company will make Awards of shares of Restricted Stock to each Participant equal to 50% of the shares of Common Stock purchased by such Participant on the open market during such Plan year (not including the exercise of stock options). This grant is conditioned on the receipt of trade confirmations and brokerage statements satisfactory to the Company and on confirmation of continued ownership of the stock. If a Participant has purchased less than $1,000 of Common Stock during such Plan year, then the Company has no obligation to make an Award of Restricted Stock.

         (b) Individual Yearly Maximum. For any Plan year, the total amount of Restricted Stock granted to any Participant for such year, calculated at its Fair Market Value on the relevant purchase date(s), cannot equal more than 5% of the annualized base salary plus annualized commissions, if any, for such Participant for such Plan year.

         (c) In addition to awards under clause (a), above, the Committee may award Restricted Stock to any Participant. Awards of Restricted Stock shall be subject to such conditions and restrictions as are established by the Committee and set forth in the Award Agreement, which may include, but are not limited to, continued service with the Company, achievement of specific business objectives, and other measurements of individual or Company performance.

         (d) The Committee may also, in its sole discretion, shorten or terminate the restricted period or waive any other conditions for the lapse of restrictions with respect to all or any portion of any Award.

         8.       Vesting.

         (a) Whenever an Award is granted, the Participant will become vested in 25% of his Award at the end of the Plan year in which the purchase is made and an additional 25% in each of the three Plan years following the date of grant. This vesting is conditioned on confirmation of continued ownership of the Common Stock forming the basis for the Restricted Stock Award.

         (b) All restricted periods shall terminate and the Awards shall be fully vested with respect to any Participant upon the Participant's death or Total Disability or upon a Change of Control.

         9.       Forfeitures.

         If a Participant terminates employment, except due to death or Total Disability, prior to the end of the four year vesting period, such Participant shall forfeit the non-vested portion of his Award. In addition, if a Participant sells or otherwise transfers any Common Stock that formed the basis for a Restricted Stock award, then the Participant will forfeit any unvested portion of the related reward.

         10.      Deferrals and Settlements

         Settlement of Awards may be in the form of cash, Common Stock, other Awards, or in combinations thereof as the Committee shall determine, and with such other restrictions as it may impose. The Committee may also require or permit Participants to defer the issuance or vesting of shares or the settlement of Awards under such rules and procedures as it may establish under the Plan. The Committee may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment.

         11.      Transferability and Beneficiaries

         No Awards under the Plan shall be assignable, alienable, saleable or otherwise transferable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined by the Code) or Title I of the Employee Retirement Income Security Act, or the rules thereunder, or to a trust or custodianship, all of the beneficiaries of which are the Participant's spouse and/or children.

         12.      Award Agreements

         Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, which may include the term of an Award and the provisions applicable in the event the Participant's employment terminates.

         13.      Amendments; Compliance with Applicable Laws

         The Committee may suspend, terminate, or amend the Plan as it deems necessary or appropriate to better achieve the purposes of the Plan, except that, if shareholder approval is necessary in order for any such amendment to comply with any applicable tax or regulatory requirements, including for these purposes, any approval requirement which is a prerequisite for exemptive relief under Section 16b of the 1934 Act, no such amendment shall be made without the approval of the Company's shareholders.

         14.      Tax Withholding

         The Company shall have the right to (i) make deductions from any settlement of an Award made under the Plan, including the delivery or vesting of shares, or require shares or cash or both be withheld from any Award, in each case in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding may be satisfied, and may permit shares of Common Stock (rounded up to the next whole number) to be used to satisfy required tax withholding based on the Fair Market Value of any such shares of Common Stock.

         15.      Other Company Benefit and Compensation Programs

         Unless otherwise specifically determined by the Committee, settlements of Awards received by a Participant under the Plan shall not be deemed a part of the Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan, severance program or severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

         16.      Unfunded Plan

         Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

         17.      Future Rights

         No person shall have any claim or right to be granted an Award under the Plan, and no Participant shall have any right under the Plan to be retained in the employment of the Company or its affiliates.

         18.      Governing Law

         The validity, construction and effect of the Plan, and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of South Carolina and applicable federal law.

         19.      Successors and Assigns

         The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

         20.      Custodial Accounts

         Notwithstanding anything to the contrary in this Plan, Participants will be credited with ownership (for purposes of Awards under Section 7 and vesting under Section 8) of Common Stock that is held in custodial accounts for the benefit of such Participant's spouse and/or children.

         21.      Section 16b

         No Award or other transaction shall be permitted under this Plan which would have the effect of imposing liability on a Participant under Section 16 of the 1934 Act. Irrespective of any other provision of this Plan or an Award Agreement, any such Award or other transaction purportedly made under or pursuant to this Plan shall be void, ab initio.

         22.      Certificate.

         The Company will distribute certificates to Participants for shares of Restricted Stock that have vested pursuant to Section 8.

         The following legend shall be inserted on each certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

         "Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company."

         A copy of this Plan shall be kept on file in the principal executive offices of the Company in Greenville, South Carolina.

         IN WITNESS WHEREOF, the Company has caused the Plan to be executed on its behalf by its respective officers thereunder duly authorized, on this day and year set forth below.

                                    SPAN-AMERICA MEDICAL SYSTEMS, INC.

                                    By:
                                        ---------------------------------------
                                    Its:
                                        ---------------------------------------

          SPAN-AMERICA MEDICAL SYSTEMS, INC. 2000 RESTRICTED STOCK PLAN

                        Restricted Stock Award Agreement


---------------------------
Participant

         Pursuant to the provisions of the Span-America Medical Systems, Inc. 2000 Restricted Stock Plan (the "Plan"), you were granted an Award (as that term is defined in the Plan) of ________ shares of Common Stock (as that term is defined in the Plan) of Span-America Medical Systems, Inc. (the "Restricted Shares"), on _________________, ______ (the "Award Date") by Span-America Medical Systems, Inc. (the "Company"). Terms not defined in this Agreement have the definitions specified in the Plan.

         As used in this Award Agreement, "Restricted Period" means the period that begins on the Award Date and ends as follows: for 25% of each Award at the end of the Plan year in which the purchase forming the basis for the Award is made and an additional 25% in each of the three Plan years following the date of grant. This ending of the Restricted Period is conditioned on confirmation of continued ownership of the stock forming the basis for the Award.

         During the Restricted Period, and until all conditions imposed on the shares are satisfied, the Award of shares are restricted in that they will be held by the Company and may not be sold, transferred, pledged or otherwise encumbered, tendered or exchanged, or disposed of, by you unless otherwise provided by the Plan. If you remain employed by the Company throughout the Restricted Period and all conditions are satisfied, or if there is a Change of Control or if your employment terminates before the expiration of the Restricted Period as a result of your death or Total Disability, the restrictions will lapse, and the Award of shares will be delivered to you (or your beneficiary), subject to withholding for taxes.

         If you terminate your employment, except due to death or Total Disability, prior to the end of the four year vesting period, you will forfeit the non-vested portion of your Award. In addition, if you sell or transfer any of the stock that formed the basis for your Award, then you will forfeit any unvested portion of the related reward.

         You agree that the term "Restricted Shares" includes any shares or other securities which you may receive or be entitled to receive as a result of the ownership of the original Restricted Shares, whether they are issued as a result of a share split, share dividend, recapitalization, or other subdivision or consolidation of shares effected without receipt of consideration by the Company or the result of the merger or consolidation of the Company, or sale of assets of the Company.

         You will generally be taxed on the value of the Award of shares on the date the restrictions lapse. However, as an alternative, you may elect under Internal Revenue Code Section 83(b) to be taxed on the value of the Award of shares on the Award Date, identified above. Whether it is beneficial for you to make this election should be determined after consultation with your personal tax advisor. If you make this election, the value of the Award of shares will be taxable to you in the year of the Award Date, rather than in the year that the restrictions lapse. If you choose to make this election, you must so notify the Company in writing, file the election with the Internal Revenue Service within thirty (30) days after the Award Date, and promptly pay the Company the amount it determines is needed to satisfy tax withholding requirements. You hereby agree that the Restricted Shares shall be held by the Company during the Restricted Period.

         The Company has the right to deduct from any Award under the Plan, shares or cash sufficient to satisfy any withholdings required by law, as provided in the Plan.

         As a condition of this Award, you are required to execute the acknowledgment at the bottom of the enclosed copy of this Award notice and return the acknowledged copy of this Award notice to the Company not later than thirty (30) days from the Award Date. Also enclosed is a form by which you may designate a beneficiary in the event of your death. This Award is subject to all of the definitions, terms and conditions of the Plan, a copy of which is enclosed. In the event of any discrepancy between the provisions of the Plan and this or any other communication regarding the Plan, the provisions of the Plan control.

ATTEST:                             SPAN-AMERICA MEDICAL SYSTEMS, INC.

ACCEPTED:

__________________________          Date: ______________
Participant



-------------------------------------
Social Security Number or National ID

-------------------------------------
Address

-------------------------------------
City/State/ZIP/Country

                                   APPENDIX C

                        PLEASE SIGN, DATE AND MAIL YOUR
                        PROXY CARD AS SOON AS POSSIBLE.

                         ANNUAL MEETING OF SHAREHOLDERS
                       SPAN-AMERICA MEDICAL SYSTEMS, INC.

                                FEBRUARY 1, 2001



                 Please Detach and Mail in the Envelope Provided


        Please mark your
A [ X ] votes as in this
        example.


            FOR ALL
           NOMINEES                   WITHHELD

1. Election of    [ ]                   [ ]         Nominees:
   Directors as
   set forth in                                     Richard C. Coggins
   the accompanying Proxy Statement (except as      Robert H. Dick
   marked to the contrary at right).                James D. Ferguson

NOTE: If you do not wish your shares voted
"For" a particular nominee, strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                               FOR        AGAINST     ABSTAIN

2. Approval of the 2000 Restricted Stock       [ ]          [ ]         [ ]
   Plan.


3. At their discretion upon such matters as may properly come before the meeting.

         Mark box at right if an address change or comment   [ ]
         has been noted on the reverse side of this card.

Shareholder sign here                      Co-owner sign here                       Date
                     ---------------------                   --------------------       ---------------------

NOTE: Please be sure to sign and date this Proxy.

                       SPAN-AMERICA MEDICAL SYSTEMS, INC.

                        ANNUAL MEETING, FEBRUARY 1, 2001

The undersigned shareholder of Span-America Medical Systems, Inc. (the "Company"), hereby revoking all previous proxies, hereby appoints THOMAS D. HENRION and JAMES M. SHOEMAKER, JR., and each of them, the attorney of the undersigned with power of substitution, to vote all stock of the Company standing in the name of the undersigned upon all matters at the Company's Annual Meeting to be held at the Company's headquarters at 70 Commerce Center, Greenville, South Carolina, on Thursday, February 1, 2001, at 9:00 a.m. and at any adjournments thereof, with all powers the undersigned would possess if personally present, and without limiting the general authorization and power hereby given, directs said attorneys or either of them to cast the undersigned's vote as specified on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPAN-AMERICA MEDICAL SYSTEMS, INC. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSAL 2.
--------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Please sign this Proxy as your name or names appear hereon. If stock is held jointly, signatures should appear for both names. When signing as attorney, administrator, trustee, guardian or agent, please indicate the capacity in which you are acting. If stock is held by a corporation, please sign in full corporate name by authorized officer and give title of office.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

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